EXHIBIT 99.1

                      [PULASKI FINANCIAL CORP. LETTERHEAD]


[FOR IMMEDIATE RELEASE]

              PULASKI FINANCIAL TO HOST THIRD-QUARTER 2008 RESULTS
               CONFERENCE CALL & WEBCAST ON JULY 23 AT 11 A.M. EDT


ST. LOUIS, JULY 16, 2008-- Pulaski Financial Corp. (NASDAQ GLOBAL SELECT: PULB), parent of Pulaski Bank, will host its third-quarter 2008 results conference call on Wednesday, July 23 at 11 a.m. EDT (10 a.m. CDT). Results are scheduled to be released after the market closes on July 22.

         AUDIO
         Dial in number: 1-877-407-9039
         Note: Participants should dial in a few minutes prior to start time.

         WEBCAST
         Web site link: http://viavid.net/dce.aspx?sid=0000535E
                        ---------------------------------------
         Or through the "Shareholder Relations" section of Pulaski's web site Live then archived for three months

         REPLAY
         Dial in number: 1-877-660-6853
         Account: 3055
         Conference ID: 291525
         Available through: August 6, 2008


ABOUT PULASKI FINANCIAL

Pulaski Financial Corp., operating in its 86th year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis metropolitan area. The bank offers a full line of quality retail, mortgage and commercial banking products through 12 full-service branch offices in St. Louis and three loan production offices in Kansas City and the St. Louis community. The company's web site can be accessed at www.pulaskibankstl.com
                            ----------------------

For Additional Information Contact:

Ramsey Hamadi, CFO                     Dave Garino or Dan Callahan
Pulaski Financial Corp.                Fleishman-Hillard, Inc.
(314) 878-2210 Ext. 3825               (314) 982-0551


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